March 15, 2009

VIA CERTIFIED MAIL

George Foreman Ventures LLC
c/o MM Companies, Inc.
100 North Wilkes-Barre Boulevard
4th Floor
Wilkes-Barre, Pennsylvania 18702

Attention: President

Re: Employment Agreement dated as of August 15, 2005 (the "Employment Agreement") by and between George Foreman Ventures LLC (the "Company") and George Foreman, Jr.

Gentlemen:

As you know, despite my notice to the Company in January, 2009, the Company has ceased paying my salary (and has not cured its failure to make such payments to me).

This letter serves as written notice that, in accordance with Section 4(e) of the Employment Agreement, I hereby terminate my employment for Good Reason (as defined in the Employment Agreement) for the reasons set forth above.

I hereby request that the Company immediately pay me the compensation and benefits set forth in Section 5(a) of the Employment Agreement.

I look forward to your prompt attention to this matter.

Sincerely,

George Foreman, Jr.

cc: Kramer Levin Naftalis & Frankel LLP
1177 Avenue of the Americas
New York, NY 10036
Attention: Peter G. Smith, Esq.

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